EXHIBIT 3.1

                                STATE OF DELAWARE

                            CERTIFICATE OF CORRECTION

            POWERHOUSE TECHNOLOGIES GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            1. The name of the corporation is "PowerHouse Technologies Group, Inc."

            2. That a Certificate of Amendment of Certificate of Incorporation was filed by the Secretary of the State of Delaware on May 21, 2004 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

            3. The inaccuracy or defect of said Certificate to be corrected is as follows: the Company failed to include a second introductory paragraph stating that the stockholders of PowerHouse Technologies Group, Inc., by majority written consent in lieu of a meeting, duly adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation.

            4. The Certificate of Amendment to the Certificate of Incorporation is corrected to read as follows:

            "POWERHOUSE TECHNOLOGIES GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That the Board of Directors of POWERHOUSE TECHNOLOGIES GROUP, INC., by the unanimous consent of its directors duly adopted resolutions setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation, and declared said amendment to be advisable.

            SECOND: That the Stockholders of POWERHOUSE TECHNOLOGIES GROUP, INC., by the majority written consent of its stockholders in lieu of a meeting, duly adopted resolutions setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation. The resolutions setting forth the proposed amendment are as follows:"

            IN WITNESS WHEREOF, said POWERHOUSE TECHNOLOGIES GROUP, INC. has caused this certificate to be signed by Jay Elliot, its Chief Executive Officer, this 11th day of August, 2004.

                                    By: /s/ Jay Elliot
                                        ---------------------------
                                            Jay Elliot
                                            Chief Executive Officer

                           CERTIFICATE OF AMENDMENT

                                      OF

                          CERTIFICATE OF INCORPORATION

                                      OF

                       POWERHOUSE TECHNOLOGIES GROUP, INC.

            POWERHOUSE TECHNOLOGIES GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            That the Board of Directors of POWERHOUSE TECHNOLOGIES GROUP, INC., by the unanimous consent of its directors duly adopted resolutions setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation, and declared said amendment to be advisable. The resolutions setting forth the proposed amendment are as follows:

            "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

            "The total number of shares of the stock, either Common Stock or Preferred Stock, which this corporation is authorized to issue is:

            Two Hundred Twenty-Five Million (225,000,000) shares with a par value of $0.0001 per share, amounting to Twenty-Two Thousand Five Hunderd ($22,500), of which Two Hundred Million (200,000,000) shares shall be Common Stock and Twenty-Five Million (25,000,000) shares shall be Preferred Stock.

            Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. Such designations, relative rights, preferences and limitations may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board of Directors may increase or decrease the number of shares of any series subsequent to the issued shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law of this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock, or Common Stock."

            THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                  [ Rest of page left intentionally blank.]

            IN WITNESS WHEREOF, said POWERHOUSE TECHNOLOGIES GROUP, INC. has caused this certificate to be signed by Jay Elliot, its Chief Executive Officer, this 21st day of May, 2004.


                                    By:
                                       -----------------------------------
                                          Jay Elliot
                                          Chief Executive Officer

                                                         State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 05:52 PM 04/08/2003
                                                     FILED 05:52 PM 04/08/2003
                                                    SRV 030232716 - 3052698 FILE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     ******

Agate Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of said corporation, resolutions were duly adopted by the unanimous written consent of its members, setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stock holders of said corporation for consideration thereof. The resolution setting forth the proposed amendments are as follows:

      RESOLVED, that the Certificate of incorporation of this corporation be amended by changing the name of the corporation, Article I thereof, so that, as amended, said Article shall be and read in its entirety as follows:

      "The name of the Corporation is POWERHOUSE TECHNOLOGIES GROUP, INC."

      RESOLVED, that the Certificate of Incorporation of this corporation be amended by the addition of the following provision to Article IV thereof, so that, as amended, said Article shall be read in its entirety as follows:

      Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $.0001 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the record holder thereof be reclassified as and changed into 1/122 of a share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each record holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates", whether one or more shall be entitled to receive upon surrender of such Old Certificates to the Company's Exchange Agent for cancellation, a certificate or certificates (the "New Certificates", whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered, arc reclassified under the terms hereof. A record holder of Old Certificates shall receive, in lieu of any fraction of a share of New Common Stock to which the record holder would otherwise be entitled, one full share. If more than one Old Certificate shall be surrendered at one time for the account of the same record stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Exchange Agent determines that a record holder of Old Certificates has not tendered all of his certificates for exchange, the Exchange Agent shall carry forward any fractional share until all certificates of that record holder have been presented for exchange such that issuance for fractional shares to any one person shall not exceed one full share. If any New Certificate is to be issued in the name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable. From and after the Effective Date, the amount which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increase in accordance with applicable law."

      SECOND: That thereafter, pursuant to resolution of the Board of Directors of said corporation, adopted by unanimous written consent, and in accordance with Section 141 of the General Corporation Law of Delaware, a meeting was held, at which meeting the necessary number of shares required by statute were voted in favor of the amendments.

      THIRD: That the aforesaid amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendments.



By: __________________________             Date: April 28, 2003
    Jay Elliot, President



    __________________________
    Gregory Duffell, Secretary

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/27/2002
                                                          020419061 - 3052698

                               STATE OF DELAWARE
                          CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

o First: That at a meeting of the Board of Directors of AGATE TECHNOLOGIES, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

      Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "IV A" so that, as amended, said Article shall be and read as follows:

      "A. Common Stock. The number of shares of Common Stock which the corporation is authorized to issue is Two Hundred Million (200,000,000), each having a par value of one one-thousandth of one cent ($.00001).

o Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.



                                              By: ______________________________
                                                      (Authorized Officer)



                                             Name: Francis Khoo
                                                  ______________________________
                                                         (Type or Print)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 06/09/1999
                                                          991232304 -- 3052698

                          CERTIFICATE OF INCORPORATION

                                       OF

                            AGATE TECHNOLOGIES, INC.

                       ---------------------------------

      The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I

      The name of this corporation is Agate Technologies, Inc.

                                       II

      The address of the registered office of this corporation in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                      III

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                       IV

      The corporation is authorized to issue two classes of stock, which shall be designated respectively "Common Stock" and "Preferred Stock".

      A. Common Stock. The number of shares of Common Stock which the corporation is authorized to issue is Seventy Five Million (75,000,000), each having a par value of one one - thousandth of one cent ($.00001).

      B. Preferred Stock.

            (1) Number of Authorized Shares. The number of shares of Preferred Stock which the corporation is authorized to issue is Fifteen Million (15,000,000), each having a par value of one one-thousandth of one cent ($00001).

            (2) Authority of the Board of Directors to Issue. The Preferred Stock may be issued in one or more series. The Board of Directors is authorized, by filing a Certificate of Designations (a "Preferred Stock Designation") pursuant to the DGCL, to fix the number of any such series of Preferred Stock, and to determine the designation of any such series, in accordance with the requirements of the DGCL. The Board of Directors is further authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

      C. Series A Preferred Stock.

            (1) Designation; Number; Initial Sales Price; Parity Preferred.
Stock.

                  (a) The initial series of preferred stock shall be designated "Series A Preferred Stock".

                  (b) The number of shares constituting the Series A Preferred Stock shall be Two Million Seventy Five Thousand (2,075,000).

                  (c) The "Initial Sales Price" of a series of Preferred Stock shall mean the sales price of the initial shares sold of such series of Preferred Stock. The "Initial Sales Price" of the Series A Preferred Stock is Three Dollars and Fifty Cents ($3.50).

                  (d) Any series of Preferred Stock whose rights, preferences, privileges, restrictions, number, and designation are fixed in a resolution adopted by the Corporation's Board of Directors as set forth in one or more certificates of determination filed subsequently to the filing of this Certificate of Incorporation are hereby defined as "Parity Preferred Stock," provided that shares of such series shall be convertible into Common Stock, shall have one vote per share of Common Stock into which such shares may be converted if such shares are voting shares, and are on a parity with the Series A Preferred Stock in payment of dividends and upon liquidation, based upon the Initial Sales Price of the respective series.

            (2) Dividend Rights.

                  (a) No dividend (payable other than in Common Stock of the corporation) may be paid on or declared or set apart for the Common Stock in any one fiscal year unless a dividend at the rate of five percent (5%) of the initial Sales Price is paid on, or declared and set apart for, each share of Series A Preferred Stock, and the applicable designated dividend is paid on, or declared and set apart for, each share of Parity Preferred Stock. The amount of any such dividend shall be prorated for a share of Series A Preferred Stock or Parity Preferred Stock which is not issued and outstanding for an entire fiscal year.

                  (b) After the dividends to which the holders of Series A Preferred Stock and Parity Preferred Stock are entitled have been paid or declared and set apart in any one fiscal year of the Corporation, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be allocated among the holders of the Common Stock in proportion to the number of shares held by them.

                  (c) The dividends on the Series A Preferred Stock and Parity Preferred Stock shall be paid out of any assets legally available therefor, when, as and if declared by the Board of Directors. Dividends on the Series A Preferred Stock and Parity Preferred Stock shall not be cumulative and no rights shall accrue to the holders of the Series A Preferred Stock or Parity Preferred Stock in the event the Corporation shall fail to declare or pay dividends on the Series A Preferred Stock and Parity Preferred Stock in the amount of five percent (5%) of the Initial Sales Price per share per fiscal year or in any amount in any prior year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part.

                  (d) In the event the Board of Directors of the Corporation declares dividends in a fiscal year in an amount less than the aggregate of all the dividend preferences of the Series A Preferred Stock and Parity Preferred Stock, then the entire amount of dividends declared by the Board of Directors shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Preferred Stock such that the same percentage of the annual dividend to which each series of Preferred Stock is entitled is paid on each share of Series A Preferred Stock and Parity Preferred Stock.

            (3) Liquidation Preference.

                  (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, no distribution shall be made on the shares of Common Stock without first making a distribution on the shares of Series A Preferred Stock equal to (i) the amount of the Initial Sales Price per share for each share of Series A Preferred Stock, plus (ii) all declared but unpaid preferred dividends thereon; and on the shares of Parity Preferred Stock equal to the applicable liquidation preference designated therefor. After such payment to the holders of the Series A Preferred Stock and Parity Preferred Stock, the remaining proceeds, if any, shall be allocated among the holders of the Common Stock in proportion to the numbers of shares held by them. If upon occurrence of such event the assets and property thus distributed among the holders of the Series A Preferred Stock and Parity Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Parity Preferred Stock such that each holder of Series A Preferred Stock and Parity Preferred Stock receives the same percentage of (x) with respect to the holder's shares of Series A Preferred Stock, the sum of (A) the Initial Sales Price of shares of the series plus (B) declared but unpaid dividends; and (y) with respect to the holder's shares of Parity Preferred Stock, the liquidation preference thereof.

                  (b) A merger of the corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this subparagraph.

            (4) Conversion Privilege.

                  (a) Right to Convert. Any holder of shares of Series A Preferred Stock may, at the option of the holder, at any time after the date of issuance and not later than five (5) days prior to any Redemption Date provided for in Section C(5)(c) of this Article IV, below, or a merger or sale of all or substantially all of the assets of the corporation, convert all or any part of the holder's shares of Series A Preferred Stock into shares of Common Stock at the rate (adjusted as appropriate pursuant to paragraph (4)(c), below) of one and one-half (1.5) shares of Common Stock for each one (1) share of Series A Preferred Stock to be converted, by surrendering the certificate or certificates for the shares of Series A Preferred Stock at the principal executive office of the corporation, duly endorsed to the corporation, together with written notice of intention to convert. In the event a date is fixed for redemption of the shares of Series A Preferred Stock pursuant to Section C(S) of this Article IV, below, or a Redemption Notice is given pursuant to paragraph (5)(c) of Section C, below, this conversion privilege must be exercised no later than five (5) days prior to the Redemption Date or a sale of all or substantially all of the assets of the corporation.

                  (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates for the shares to be converted, duly endorsed, at the office of the Corporation or of the transfer agent for the preferred stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the shares. The notice shall state the name or names in which the certificate or certificates for the shares of Common Stock are to be issued. The Corporation shall as soon as practicable thereafter issue and deliver at its principal corporate office to the holder of preferred stock, or to the nominee or nominees of the holder, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled by virtue of the conversion. The Conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the shares of preferred stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock as of that date. No fractional shares of Common Stock shall be issued upon conversion of preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the fraction multiplied by the Initial Sales Price of the Series A Preferred Stock.

            (c) Adjustments to Conversion Rate.

                  (i) Splits, Combinations or Reorganizations. In the event that at any time after the first issuance of the Series A Preferred Stock the outstanding shares of Common Stock shall be (A) subdivided or split into a greater number of shares of Common Stock; (B) combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock; or (C) changed into a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise, the holders of the shares of Series A Preferred Stock shall upon conversion thereof receive the stock or securities, as applicable, to which the holder would have been entitled had the holder held, at the time of said split, subdivision, combination, consolidation, reorganization, or reclassification, the same number of shares of Common Stock as the number of Series A Preferred Stock converted, and had the holder thereafter during the period from the date of that event to and including the date of conversion, retained the stock or securities receivable by them as aforesaid during that period, subject to all other adjustments called for during such period under this paragraph (4)(c) with respect to the rights of the holders of the Series A Preferred Stock.

                  (ii) Other Distributions. in the event the corporation at any time after the date of the first issuance of the Series A Preferred Stock makes, or fixes a record date for, the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in the securities of the corporation, then the holders of the shares of Series A Preferred Stock shall upon conversion thereof receive, in addition to the number of shares of Common Stock receivable thereupon, the stock or securities to which the holder would have been entitled had the holder held, at the time of the dividend or other distribution, the same number of shares of Common Stock as the number of Series A Preferred Stock converted, and had the holder thereafter during the period from the date of that event to and including the date of conversion, retained the stock or securities receivable by them as aforesaid during that period, subject to all other adjustments called for during such period under this Section c with respect to the rights of the holders of the Series A Preferred Stock.

            (d) Automatic Conversion. All outstanding shares of Series A Preferred Stock also shall be deemed automatically converted into fully paid and nonassessable shares of Common Stock at the rate (adjusted as appropriate pursuant to paragraph (4)(c)(i) of this Section C, above) of one and one-half (1.5) shares of Common Stock for each one (1) share of Series A Preferred Stock upon the earlier to occur of:

                  (i) The consummation of an underwritten public offering of the Common Stock of the corporation to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in which the per share price is at least the Initial Sales Price of the Series A Preferred Stock and from which the corporation receives at least Five Million dollars ($5,000,000); or

                  (ii) The consent of the holders of a majority of the outstanding shares of Series A Preferred Stock; or

                  (iii) That time, after the initial issuance date of any shares of Series A Preferred Stock, at which less than one hundred fifty thousand (150,000) shares of Series A Preferred Stock remain outstanding.

                  (e) Reservation of Shares Issuable Upon Conversion. Shares of Series A Preferred Stock converted as herein provided may not be reissued. The corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of its shares of Series A Preferred Stock, such number of shares of Common Stock as shall be sufficient to effect the conversion of all shares of Series A Preferred Stock from time to time outstanding, and the corporation shall obtain and keep in force such permits as may be required in order to enable the corporation lawfully to issue and deliver such number of shares of Common Stock.

            (5) Redemption.

                  (a) The corporation may, at any time it may lawfully do so, at the option of the Board of Directors, redeem in whole or in part the Series A Preferred Stock by paying in cash therefor a sum (the "Series A Redemption Price") equal to (i) the Initial Sales Price of the Series A Preferred Stock plus (ii) declared but unpaid dividends thereon.

                  (b) The corporation shall not be required to redeem all or part of the Series A Preferred Stock because it is redeeming all or part of any other series of preferred stock. In the event the Board of Directors elects to partially redeem the Series A Preferred Stock, the method of selecting the shares to be redeemed shall be at the discretion of the Board of Directors of the corporation.

                  (c) At least sixty (60) days prior to the date fixed for any redemption pursuant to this Section C(5) (the "Redemption Date"), the corporation shall mail written notice (the "Redemption Notice"), first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the preferred stock to be redeemed, at the address last shown on the records of the corporation for the holder or given by the holder to the corporation for the purpose of notice (or if no such address appears or is given at the place where the principal executive office of this corporation is located), notifying the holder of the redemption to be effected, specifying the number of shares to be redeemed from the holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and the date on which the holder's conversion privileges (as defined in Section C(4) of this Article IV, above) as to the shares terminate; and calling upon the holder to surrender to the corporation, in the manner and at the place designated, the certificate or certificates representing the holder's shares to be redeemed.

                  (d) On or before the Redemption Date, each holder of shares called for redemption shall surrender the certificate or certificates for the shares to be redeemed to the corporation at the place designated in the Redemption Notice, and thereupon shall be entitled to receive payment of the Redemption Price on the Redemption Date, unless the holder has exercised the conversion privilege as hereinabove provided. If less than all of the shares represented by such certificates are redeemed, the corporation shall as promptly as practicable issue a new certificate for the unredeemed shares.

                  (e) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares called for redemption as holders of Series A Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to those shares, and those shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. Shares of Series A Preferred Stock redeemed as herein provided may not be reissued.

            (6) Voting Rights.

                  (a) Except as otherwise required by law or as provided in paragraph (6)(b), below, the holders of the Series A Preferred Stock shall have no voting rights and shall not be entitled to vote on any matters brought to the shareholders of the Corporation.

                  (b) Each of the following require the affirmative vote of a majority of (i) the shares of Series A Preferred Stock then outstanding, voting together as a class, and (ii) the Voting Stock of the corporation, as such term is defined in Article V, Section A(3), below:

                        (i) Any exchange, reclassification, or cancellation of all or part of the outstanding shares of Series A Preferred Stock, including a reverse stock split but excluding a stock split;

                        (ii) Any exchange, and the creation of any right of exchange, of all or part of the shares of any other class of the corporation into shares of Series A Preferred Stock;

                        (iii) Any change in the rights, preferences, privileges, or restrictions of the Series A Preferred Stock;

                        (iv) The creation of any new class of shares of the corporation having rights, preferences, or privileges prior to those of the Series A Preferred Stock, and any increase in the rights, preferences, or privileges, or the authorized number of shares, of any class of stock having rights, preferences, or privileges prior to the shares of Series A Preferred Stock;

                        (v) Any division of the Series A Preferred Stock into series having different rights, preferences, privileges, or restrictions, and any authorization to the Board of Directors of the corporation to effect any such division; and

                        (vi) Any cancellation or other change that would affect dividends on the Series A Preferred Stock which have accrued but not yet been paid.

            (7) Repurchase of Shares. Each holder of an outstanding share of Series A Preferred Stock shall be deemed to have consented, to the extent required by law, to the distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by consultants, independent contractors, vendors, or customers upon

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termination of their services or failure to fulfill certain conditions pursuant to agreements providing for the right of said repurchase between the corporation and such persons at the same price per share such persons paid therefor.

            (8) Covenants. In addition to any other rights provided by law, as long as sixty percent (60%) of the originally issued shares of Series A Preferred Stock shall remain outstanding, the corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of the Series A Preferred Stock:

                  (a) Amend or repeal any provision of, or add any provision to, the corporation's Certificate of Incorporation or By-laws if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock authorized hereby;

                  (b) Authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to any such preference or priority of the Series A Preferred Stock; or

                  (c) Reclassify any shares of Common Stock into shares having any preference or priority as to dividends or assets superior to those of the Series A Preferred Stock.

            Notwithstanding the foregoing, the designation and authorization of the issuance of any shares of Parity Preferred Stock shall not require a class vote of the Series A Preferred Stock except as otherwise required by the DGCL.

            (9) Notices. Any notice required by the provisions of this Article IV to be given to the holders of the Series A Preferred Stock shall be deemed given if deposited in the United States Mail, postage prepaid, and addressed to each holder of record at the holder's address appearing on the books of the Corporation.

                                       V

      For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation, of its directors, and of its stockholders or any class thereof, as the case may be, it is further provided as follows.

      A. Board of Directors.

            (1) Authority of the Board of Directors. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be set forth in the bylaws and may be changed from time to time by amendment to the bylaws as provided therein and herein.

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            (2) Terms of Directors. Subject to the rights (if any) of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a tern of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            (3) Removal of Directors. Subject to the rights (if any) of the holders of any series of Preferred Stock, the Board of Directors, or any individual director, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors (the "Voting Stock").

            (4) Vacancies on the Board. Subject to the rights (if any) of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes, and any newly created directorships resulting from any increase in the number of directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

      B. Stockholders.

            (1) Amendment of the Bylaws. The stockholders of the corporation may alter or amend the corporation's Bylaws, or adopt new Bylaws, by the affirmative vote of not less than a majority of the voting power of all of the then-outstanding shares of the Voting Stock of the corporation. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

            (2) Special Meetings of the Stockholders. Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by
(i) the Chairman of the Board of Directors, (ii) stockholders entitled to cast not less than a majority of the total authorized voting power of the corporation entitled to cast votes on the matters to be considered at the special meeting, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). If a special meeting of the stockholders is called in accordance with clauses (i) or (ii) of this
Article V (B)(2), the Board of Directors shall fix the date on which such meeting shall be held; provided that such date shall fall between thirty-five
(35) and one hundred

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

twenty (120) days after the date on which such a meeting has been called.

            (3) Stockholder Nominations and Proposals. Advance notice of stockholder nominations for the election of directors and of proposals and other business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

                                       VI

      A. Liability of Directors. To the fullest extent permitted by the DGCL, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in connection with any unlawful declaration or payment of dividends, stock redemptions, or stock repurchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If, after the date on which this Certificate of Incorporation is initially filed, the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

      B. Indemnification. This corporation is authorized to provide indemnification of its officers, directors, and other agents for breach of duty to the corporation and its stockholders through Bylaw provisions or through agreements with its officers, directors, or agents, or both, to the fullest extent permitted under Section 145 of the DGCL, including subsection (f) thereof, subject only to any limits on such excess indemnification which may be provided in the DGCL.

      C. Effect of Amendment. Any repeal or modification of this Article VI shall be prospective only and shall not affect any person's rights under this
Article VI as it was in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII

      A. Amendments. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      B. Limitations on Amendment of Articles V, VI, and VII. Notwithstanding any other provisions of this Certificate of Incorporation, or any provision of applicable law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation, or the terms of any class of Preferred Stock, shares of which may be issued and

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outstanding at any given time, the affirmative vote of the holders of at least a majority of the Voting Stock of all classes, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII, or any of them.
                                      VIII

The name and the mailing address of the Sole Incorporator are as follows:

        NAME                                            MAILING ADDRESS

Philip S. Boone, Jr.                          C/o Rosenblum. Parish & Isaacs, PC
                                               555 Montgomery Street, 15th Floor
                                                   San Francisco, CA 94111

      IN WITNESS WHEREOF, this Certificate has been subscribed this 8th day of June, 1999, by the undersigned, who affirms that the statements made herein are true and correct.



                                                      __________________________
                                                         Philip S. Boone, Jr.
                                                          Sole Incorporator

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